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                                                                     Exhibit 5.1

                             HOGAN & HARTSON L.L.P
                                Columbia Square
                          555 THIRTEENTH STREET, N.W.
                          WASHINGTON, D.C.  20004-1109
                                 (202) 637-5600
                                 (202) 637-5910


                                January 20, 1998


The Respective Boards of Directors of
          NVR, Inc.
          NVR Financial Services, Inc.
          NVR Homes, Inc.
          RVN, Inc.
          NVR Fox Ridge, Inc.
7601 Lewinsville Road, Suite 300
McLean, Virginia  22102


Ladies and Gentlemen:

          We are acting as special counsel to NVR, Inc., a Virginia corporation (the "Company"), and to NVR Financial Services, Inc., a Pennsylvania corporation ("NVR Financial"), NVR Homes, Inc., a Virginia corporation ("NVR Homes"), RVN, Inc., a Delaware corporation ("RVN"), and NVR Fox Ridge, Inc., a Tennessee corporation ("Fox Ridge" and, together with NVR Financial, NVR Homes and RVN, the "Guarantors") in connection with the filing of the registration statement of the Company and the Guarantors on Form S-3 (the "Registration Statement") with the U.S. Securities and Exchange Commission under the Securities Act of 1933, as amended (the "1933 Act"), relating to the proposed public offering and sale, from time to time on a delayed or continuous basis pursuant to Rule 415 under the 1933 Act, of up to $400,000,000 in aggregate principal amount of the Company's unsecured, nonconvertible debt securities (the "Debt Securities"), which may be guaranteed by one or more of the Guarantors.

          This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. (S) 229.601(b)(5), in connection with the Registration Statement.

          For purposes of this opinion letter, we have examined copies of the following documents:

1.  An executed copy of the Registration Statement.
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January 20, 1998
Page 2

2. The Restated Articles of Incorporation of the Company, as certified by the State Corporation Commission of the Commonwealth of Virginia on January 16, 1998 and by the Assistant Secretary of the Company on the date hereof as being complete, accurate and in effect.

3. The Bylaws of the Company, as certified by the Assistant Secretary of the Company on the date hereof as being complete, accurate and in effect.

4. The Articles of Incorporation of NVR Financial, as certified by the Department of State of the Commonwealth of Pennsylvania on January 16, 1998 and by the Assistant Secretary of NVR Financial on the date hereof as being complete, accurate and in effect.

5. The Bylaws of NVR Financial, as certified by the Assistant Secretary of NVR Financial on the date hereof as being complete, accurate and in effect.

6. The Restated Articles of Incorporation of NVR Homes, as certified by the Assistant Secretary of NVR Homes on the date hereof as being complete, accurate and in effect.

7. The Bylaws of NVR Homes, as certified by the Assistant Secretary of NVR Homes on the date hereof as being complete, accurate and in effect.

8. The Certificate of Incorporation of RVN, as certified by the Secretary of State of the State of Delaware on January 15, 1998 and by the Assistant Secretary of RVN on the date hereof as being complete, accurate and in effect.

9. The Bylaws of RVN, as certified by the Assistant Secretary of RVN on the date hereof as being complete, accurate and in effect.

10. The Charter of Fox Ridge, as certified by the Secretary of State of the State of Tennessee on January 20, 1998 and by the Assistant Secretary of Fox Ridge on the date hereof as being complete, accurate and in effect.

11. The Bylaws of Fox Ridge, as certified by the Assistant Secretary of Fox Ridge on the date hereof as being complete, accurate and in effect.




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January 20, 1998
Page 3

12. The proposed form of indenture for senior Debt Securities to be filed as an exhibit to the Registration Statement.

13. The proposed form of indenture for subordinated Debt Securities to be filed as an exhibit to the Registration Statement.

14. Resolutions of the Board of Directors of the Company adopted by unanimous written consent on January 13, 1998, as certified by the Assistant Secretary of the Company on the date hereof as being complete, accurate and in effect, relating to the filing of the Registration Statement and arrangements in connection therewith.

15. Resolutions of the Board of Directors of NVR Financial adopted by unanimous written consent on January 13, 1998, as certified by the Assistant Secretary of NVR Financial on the date hereof as being complete, accurate and in effect, relating to the filing of the Registration Statement and arrangements in connection therewith.

16. Resolutions of the Board of Directors of NVR Homes adopted by unanimous written consent on January 13, 1998, as certified by the Assistant Secretary of NVR Homes on the date hereof as being complete, accurate and in effect, relating to the filing of the Registration Statement and arrangements in connection therewith.

17. Resolutions of the Board of Directors of RVN adopted by unanimous written consent on January 13, 1998, as certified by the Assistant Secretary of RVN on the date hereof as being complete, accurate and in effect, relating to the filing of the Registration Statement and arrangements in connection therewith.

18. Resolutions of the Board of Directors of Fox Ridge adopted by unanimous written consent on January 13, 1998, as certified by the Assistant Secretary of Fox Ridge on the date hereof as being complete, accurate and in effect, relating to the filing of the Registration Statement and arrangements in connection therewith.

          In our examination of these documents, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity, accuracy and completeness of all documents submitted to us, and the conformity with original documents of all documents submitted to us as copies (including telecopies). This opinion letter is delivered, and all statements herein are made, in the context of the foregoing.
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January 20, 1998
Page 4

          This opinion letter is based as to matters of law solely on applicable provisions of (i) the Virginia Stock Corporation Act, (ii) the Pennsylvania Business Corporation Law, (iii) the Delaware General Corporation Law, (iv) the Tennessee Business Corporation Act, and (v) New York contract law (but not including any statutes, ordinances, administrative decisions, rules or regulations of any political subdivision of the State of New York). We express no opinion herein as to any other laws, statutes, regulations or ordinances. Furthermore, the Debt Securities may be issued from time to time on a delayed or continuous basis, and any opinion expressed in this letter is limited to laws as in effect on the date hereof.

          To the extent that the obligations of the Company and the Guarantors under an indenture covering the Debt Securities may be dependent upon such matters, we assume for purposes of this opinion that the trustee under the indenture will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the trustee will be duly qualified to engage in the activities contemplated by the indenture; that the indenture will have been duly authorized, executed and delivered by the trustee and will constitute the valid and binding obligation of the trustee enforceable in accordance with its terms; and that the trustee will be in compliance with all applicable laws and regulations relating to its acting as a trustee under the indenture.

          Based upon, subject to and limited by the foregoing, we are of the opinion that, following (i) effectiveness of the Registration Statement, (ii) final action by the Board of Directors of the Company, or by a duly authorized committee of the Board of Directors or officer of the Company in accordance with the Virginia Stock Corporation Act and the Company's Articles of Incorporation and Bylaws, fixing and approving the rank and terms of the Debt Securities, including the form or forms of note to evidence the Debt Securities, in a manner that does not violate any applicable law, governmental or court-imposed order or restriction or agreement or instrument then binding on the Company, or otherwise impair the legal and binding nature of the obligations represented by the Debt Securities, (iii) final action by the Board of Directors of each Guarantor that is to provide a guarantee with respect to the Debt Securities, or by a duly authorized committee of such board or officer of such Guarantor, fixing and approving the terms and conditions of its guarantee of the Debt Securities, in a manner that does not violate any applicable law, governmental or court-imposed order or restriction or agreement or instrument then binding on the Guarantor, or otherwise impair the legal and binding nature of the obligations of the Guarantor with respect to the Debt Securities, (iv) qualification of the indenture or indentures under which the Debt Securities are to be issued under the Trust Indenture Act of 1939, as amended, and due execution and delivery thereof by duly authorized officers of the Company, each Guarantor that is to provide a guarantee with respect to the Debt Securities, and the trustee in the form or forms filed as exhibits to the Registration Statement, with items shown in such exhibits as subject to completion
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January 20, 1998
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completed in a satisfactory manner, (v) due execution and authentication of the
Debt Securities in accordance with the terms of such indenture or indentures,
(vi) delivery to the purchasers of the Debt Securities upon payment of the consideration fixed therefor by the Board of Directors of the Company, or by a duly authorized committee of the Board or officer of the Company in accordance with the Virginia Stock Corporation Act and the Company's Articles of Incorporation and Bylaws, and in accordance with the terms and conditions of any applicable underwriting agreement and of any applicable resolution of the Board of Directors of any Guarantor that provides a guarantee with respect to the Debt Securities, or of a duly authorized committee of such board or officer of such Guarantor, all as contemplated in the Registration Statement and in any applicable prospectus and prospectus supplement filed as part of the Registration Statement, the Debt Securities will constitute valid and binding obligations of the Company, and the guarantee of any Guarantor that provides a guarantee with respect to the Debt Securities will constitute a valid and binding obligation of such Guarantor, enforceable in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers and preferential transfers) and as may be limited by the exercise of judicial discretion and the application of principles of equity including, without limitation, requirements of good faith, fair dealing, conscionability and materiality (regardless of whether the Debt Securities or any such guarantee is considered in a proceeding in equity or at law).

          The opinions expressed in the preceding paragraph shall be understood to mean only that if there is a default in performance of an obligation, (i) if a failure to pay or other damage can be shown and (ii) if the defaulting party can be brought into a court that will hear the case and apply the governing law, then, subject to the availability of defenses and to the exceptions set forth in such opinion, the court will provide a money damage (or perhaps injunctive or specific performance) remedy.

          We assume no obligation to advise you of any changes in the foregoing after the delivery of this opinion letter. This opinion letter has been prepared solely for your use in connection with the filing of the Registration Statement on the date hereof and should not be quoted in whole or in part or otherwise be referred to, or filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal
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January 20, 1998
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Matters" in the prospectus constituting a part of the Registration Statement.
In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the 1933 Act.


                                    Very truly yours,

                                    /s/ Hogan & Hartson L.L.P.

                                    HOGAN & HARTSON L.L.P.